EXHIBIT 4.15.1

                                                               February 17, 1999

John Hancock Mutual Life Insurance Company
John Hancock Variable Life Insurance Company
Signature lA (Cayman), Ltd.
200 Clarendon Street
Boston, MA 02117

                  Re: Able Telcom Holding Corp.
                  $10,000,000 12% Senior Subordinated Notes due January 6, 2005.

Gentlemen:

         In connection with our purchase of the above-captioned notes for consideration of $11,633,333.33 (the "Notes"), we hereby represent and warrant as follows:

1. The undersigned understands that the Notes have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold except pursuant to a duly available exemption from such registration requirements.

2. The undersigned is purchasing the Notes for its own account and not with a view to or for sale which would be a violation of the Act. Any private resale of the Notes by the undersigned shall only be made to purchasers who would have been qualified to purchase the Notes at the time of the original private placement.

3. The undersigned is an "accredited investor," as such term is defined in Rule 501(a) of Regulation D under the Act, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Notes, and has concluded that it is able to bear those risks.

4. The Notes were not offered or sold to the undersigned by any form of general solicitation or general advertising.

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5.       The undersigned acknowledges that if any transfer of the Notes is to be made in reliance on an exemption under the Act, the issuer of the Notes may require an opinion of counsel satisfactory to it that such transfer may be made pursuant to an exemption under the act.

6. In making any subsequent offering or sale of the Notes, the undersigned will be acting only for itself and not as part of a sale or planned distribution which would be violation of the Act.

7. The undersigned acknowledges that, so long as appropriate, a legend similar to the following may appear on the certificates representing the Notes: "These securities have not been registered under the Securities Act of 1933 and may be reoffered and sold only if so registered or if an exemption for registration is available."

                                                     COTTON COMMUNICATIONS, INC.

                                                     By: /s/TYLER DIXON
                                                         -----------------------
                                                         Title: President